EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 4 to the Form S-1 Registration Statement of our reports dated January 31, 2005 and March 12, 2006, relating to the consolidated financial statements of American Dairy, Inc. for its fiscal years ended December 31, 2005, 2004 and 2003, which is incorporated by reference therein.


/s/ Murrell, Hall, McIntosh & Co. PLLP
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Oklahoma City, Oklahoma
December 5, 2006